UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2012

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual General Meeting of Shareholders of Kosmos Energy Ltd. (the “Company”) was held on May 11, 2012. There were 390,215,854 common shares entitled to vote at the meeting and a total of 345,885,961 (approximately 88.63%) were represented at the meeting.

The proposals voted upon at the 2012 Annual General Meeting of Shareholders and the final results of the vote on each proposal were as follows:

Proposal 1—The election of nine directors to hold office until the 2013 Annual General Meeting of Shareholders, and until their respective successors are elected.

Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

John R. Kemp III	335,586,473	7,626,922	2,672,566
Brian F. Maxted	338,617,130	4,596,265	2,672,566
David I. Foley	338,288,904	4,924,491	2,672,566
David B. Krieger	338,290,004	4,923,391	2,672,566
Joseph P. Landy	338,219,524	4,993,871	2,672,566
Prakash A. Melwani	335,269,471	7,943,924	2,672,566
Adebayo (“Bayo”) O. Ogunlesi	342,323,935	889,460	2,672,566
Chris Tong	342,394,415	818,980	2,672,566
Christopher A. Wright	342,394,415	818,980	2,672,566

Proposal 2—The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and the authorization of the Company’s Audit Committee of the Board of Directors to determine their remuneration.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain

345,669,318	216,643	0

Proposal 3—Nonbinding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement.

The compensation of the Company’s named executive officers was approved by nonbinding, advisory vote of the shareholders as follows:

For	Against	Abstain	(Broker Non-Votes)

333,677,192	7,796,456	1,739,747	2,672,566

Proposal 4—Nonbinding, advisory vote to approve the frequency of holding nonbinding, advisory votes to approve the Company’s named executive officer compensation.

The results of the nonbinding, advisory vote of the shareholders on the frequency of named executive compensation nonbinding, advisory votes were as follows:

One Year	Two Years	Three Years	Abstain

335,450,467	3,422,552	4,298,283	42,093

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 11, 2012

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer